UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, Inspirato LLC, a wholly owned subsidiary of Inspirato Incorporated (the “Company”), and R. Webster Neighbor, the Company’s former Chief Financial Officer, entered into a Separation and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Neighbor will be entitled to (i) severance payments in an aggregate gross amount of $900,000, representing two years of Mr. Neighbor’s annual base salary; (ii) bonus payments in an aggregate gross amount of $450,000, representing 200% of Mr. Neighbor’s 2023 annual target bonus; (iii) accelerated vesting of 1,014,615 shares of the Company’s Class V common stock that were unvested as of the date of Mr. Neighbor’s termination; (iv) accelerated vesting of 252,736 shares of the Company’s Class A common stock that were subject to unvested restricted stock units (“RSUs”) as of the date of Mr. Neighbor’s termination (with the remaining 512,149 RSUs that were unvested as of the date of Mr. Neighbor’s termination being forfeited for no consideration); and (v) copayment of Mr. Neighbor’s COBRA premiums for a period of up to 24 months, in an amount equal to the employer portion of Mr. Neighbor’s health insurance had Mr. Neighbor remained employed by the Company through such period. All cash payments will be subject to applicable tax withholding and will, in general, be paid in 48 bimonthly installments in accordance with the terms of the Separation Agreement.

In consideration for such benefits, Mr. Neighbor agreed to a general release of claims in favor of the Company, not to make disparaging statements about the Company and to customary confidentiality and cooperation covenants. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Separation and Release Agreement, dated as of August 21, 2023, between Inspirato LLC and R. Webster Neighbor.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspirato Incorporated
Dated: August 25, 2023
	By:	/s/ Robert Kaiden
Name: Robert Kaiden Title: Chief Financial Officer